Exhibit 6(b)(ii)
                           AMENDED AND RESTATED BYLAWS

                                       OF

                       GLENBROOK LIFE AND ANNUITY COMPANY



                                    ARTICLE I
                            Meetings of Stockholders

     Section 1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held at the principal office of the corporation, or at such other place as shall be set forth in the notice of meeting, on the third Tuesday in February, or on such other date as the Board of Directors or the Chief Executive Officer and/or President may determine, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

     Section 2. Notice of Annual Meeting. Notice of the time and place of holding such annual meeting shall be given by the Secretary by mailing a copy thereof to each stockholder entitled to vote thereat at his address as it appears on the books of the corporation, or by delivering it to him in person, not less than ten days nor more than sixty days before such meeting. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.

     Section 3. Special Meetings. Special meetings of the stockholders, to be held at the principal office of the corporation or elsewhere, shall be called by the Chief Executive Officer and/or President, and must be called by him, or in his absence by the Vice President, on receipt of a written request from the holders of a majority of the outstanding stock of the corporation or from a majority of the directors of the corporation.

     Section 4. Notice of Special Meetings. Notice of the time, place, and purpose of each special meeting shall be given by the Secretary by mailing a copy thereof to each stockholder entitled to vote thereat at his address as it appears on the books of the corporation, or by delivering it to him in person, at least ten days and not more than sixty days prior to the date of such meeting.



     Section 5. Waiver of Notice of Meeting. Notice of any meeting of stockholders, annual or special, shall not be required to be given to any stockholder entitled to vote thereat who shall attend such meeting in person or by proxy, or who shall before or after such meeting, in person or by proxy thereunto authorized, waive notice of such meeting in writing or by telegraph or cable.

     Section 6. Quorum; Adjournments of Meetings. At all meetings of the stockholders, except as otherwise provided by law, the holders of a majority of the outstanding stock of the corporation, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business, unless the representation of a larger number shall be required by law, in which event such number shall constitute a quorum. In the absence of a quorum, a majority in interest of the stockholders so present or represented may adjourn the meeting from time to time until a quorum is obtained. No notice shall be necessary for any such adjourned meeting except the statement at the meeting which is adjourned. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7. Organization. Except where otherwise provided by statute, the Chief Executive Officer and/or President of the corporation, shall call meetings of the stockholders and shall act as chairman of such meetings. In the absence of the Chief Executive Officer and/or President and Vice President, a chairman shall be chosen by the stockholders present. The Secretary of the corporation shall act as secretary at all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any person to act as secretary of the meeting.

     Section 8. Voting. At each meeting of the stockholders, every stockholder entitled to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or his duly authorized attorney, and delivered to the secretary of the meeting, and he shall have one vote for each share of the voting stock outstanding in his name, except that the cumulative system of voting as required by the laws of Arizona shall govern the election of directors. Upon demand of any stockholder, the votes for directors or upon any question before the meeting shall be by ballot.

     Section 9. Consents. Whenever the vote of stockholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the actions, if such meeting were held, shall consent in writing to such corporate actions being taken.

                                   ARTICLE II
                               Board of Directors

     Section 1. Number, Qualifications, Election, and Term of Office. The number of directors shall be not less than five (5) no more than fifteen (15) which number may be altered from time to time as provided by the Arizona General Corporation Law, Title 10, Chapter 8, Section 10-803, et seq. No director need be a holder of capital stock of the corporation. The directors shall be elected annually, and each shall continue in office until the next annual meeting held after his election and until his successor shall have been elected and qualified, except that a director may be removed with or without cause, and his successor elected and qualified, in advance of an annual meeting, at a special meeting of stockholders called for that purpose, by vote of a majority of the outstanding stock of the corporation. A director whose removal is thus proposed shall be given written notice of the meeting not less than seven days prior thereto.

     Section 2. Vacancies and Resignation. In case of any vacancy in the Board of Directors through death, resignation, disqualification, increase in number, or other cause, the remaining director or directors, although less than a quorum, by affirmative vote of a majority thereof may elect a successor or successors to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election and qualification of his successor or successors. Any director of the corporation may resign by giving written notice to the Chief Executive Officer and/or President or Secretary, which resignation shall be effective on the date specified in the notice, or, if no date is specified, upon its acceptance by the Board of Directors.

     Section 3. Powers and Duties. The Board of Directors shall have general power to manage and control the business and property of the corporation.

     Section 4. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Arizona as the Board may from time to time determine.

     Section 5. Annual Meeting. After each annual meeting of stockholders for the election of directors, the newly elected Board of Directors shall meet for the purpose of organization and the transaction of such other business as may properly come before the meeting. Such an annual meeting shall be held at the place where the annual meeting of stockholders was held at which they were elected, or at such other place as the new Board shall determine. Notice of such annual meeting need not be given.

     Section 6. Regular Meetings: Notice. Regular meetings of the Board of Directors may be held at such time and place as may be determined by the Board, and thereupon no notice of such regular meetings need be given.

     Section 7. Special Meetings: Notice. Special meetings of the Board of Directors shall be held at any time and place upon the call of the Chief Executive Officer and/or President, or any two (2) Directors. Notice of the time, place, and purpose of every special meeting of the Board shall be given to each director by the Chief Executive Officer and/or President or Secretary either by mail, personally, telegram or telephone at least two day's before the meeting.

     Section 8. Waiver of Notice of Meeting. Notice of any special meeting of the Board of Directors need not be given to any director who shall attend such meeting in person or shall participate in such meeting by telephone, or who shall before or after such meeting waive notice in writing, by telegraph or by cable.

     Section 9. Quorum. A majority of the directors in office present in person or by participation by telephone shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than such quorum, the directors present may adjourn the meeting from time to time until a quorum is obtained. No notice shall be necessary for any such adjourned meeting except the statement at the meeting which is adjourned.

     Section 10. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence the Chief Executive Officer and/or President. In the absence of the Chairman and the Chief Executive Officer and/or President, a presiding officer shall be chosen by the directors present. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the presiding officer may appoint any person to act as secretary of the meeting.

     Section 11. Consents. Whenever the vote of directors is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of directors may be dispensed with if all the directors shall consent in writing to such corporate actions being taken.

     Section 12. Action Without Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending such meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

     Section 14. Distributions From Capital Surplus. The Board of Directors of the corporation may, from time to time, distribute on a pro rata basis to its stockholders out of the capital surplus of the corporation a portion of its assets, in cash or property.

     Section 15. Repurchase of Shares. The Board of Directors of the corporation may from time to time cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.

     Section 16. Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall, notwithstanding any other provision in these bylaws to the contrary, preside at all meetings of stockholders and the Board of Directors. He shall have such powers and perform such other duties as may be prescribed by the Board of Directors.


                                   ARTICLE III
                                    Officers

     Section 1. Number. The officers of the corporation shall be Chief Executive Officer and/or President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed from time to time by the Board of Directors. One person may hold more than one office in the corporation.

     Section 2. Election, Qualification and Term of Office. The officers of the corporation shall be chosen annually at the first meeting of the newly elected Board of Directors held immediately following the annual meeting of stockholders.

     Section 3. Other Officers and Agents. The Board of Directors may appoint from time to time such other officers or agents as it shall deem necessary, each of whom shall hold office during the pleasure of the Board and have such authority and perform such duties as the Board of Directors may from time to time determine.

     Section 4. Removal and Resignation. Any officer, agent or employee of the corporation may be removed, with or without cause, by the Board of Directors, and may resign by giving written notice to the Chief Executive Officer and/or President or Secretary, which resignation shall be effective on the date specified in the notice, or, if no date is specified, upon its acceptance by the Board of Directors.

     Section 5. Chief Executive Officer and/or President: Powers and Duties. The Chief Executive Officer and/or President shall, subject to the control of the Board of Directors, have general charge of the business of the corporation. He shall keep the Board of Directors fully informed, shall freely consult with them concerning the business of the corporation, and shall perform such other duties as may be assigned to him by the Board of Directors. They may sign, in the name of the corporation, all authorized contracts, documents, checks, and bonds, or other obligations.

     Section 6. Vice President: Powers and Duties. In the absence of the Chief Executive Officer and/or President, the Vice President (and if there be more than one, then the First Vice President, and in his absence then the Second Vice President, and so on) shall assume and exercise all the powers of the Chief Executive Officer and/or President. The Vice President or Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may prescribe.

     Section 7. Secretary: Powers and Duties. The Secretary shall keep the minutes of all meetings in the books proper for that purpose. He shall attend to the giving and serving of all notices of the corporation. He may sign, if authorized by the Board of Directors, in the name of the corporation all authorized contracts, documents, checks, bonds, or other obligations, and he shall affix the seal of the corporation thereto. He shall have charge of the certificate books, stock books, and such other books and papers as the Board of Directors may direct. He shall make all such corporate records available for inspection as required by law.

     Section 8. Assistant Secretary. The Board of Directors may appoint one or more Assistant Secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors.

     Section 9. Treasurer: Powers and Duties. The Treasurer shall have the custody of all of the funds and securities of the corporation. He shall endorse on behalf of the corporation, for collection, checks, notes, and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks as the Board of Directors may designate. He shall sign all receipts and vouchers for payments made to the corporation. He may sign in the name of the corporation, if authorized by the Board of Directors, all authorized contract, documents, checks, bonds, and other obligations. He shall keep books of account of the financial business and affairs of the corporation, and shall render a statement of his accounts and records to the Board of Directors or to the stockholders at a meeting thereof whenever so required. He shall exhibit all accounts and records to any director upon reasonable request. He shall make all such records available for inspection as required by law.

     Section 10. Assistant Treasurer. The Board of Directors may appoint one or more Assistant Treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors.


                                   ARTICLE IV
                 Contracts, Checks, Drafts, Bank Accounts, Etc.

     Section 1. Contracts. Any contract or instrument necessary for the business of the corporation may be signed by the Chief Executive Officer and/or President or by any other officers thereunto authorized by the Board of Directors, or any of the Board Members, and attested by the Secretary, who may affix thereto the seal of the corporation.

     Section 2. Bank Accounts. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents, of the corporation to whom such power may from time to time be delegated by the Board of Directors.

     Section 3. Checks, Drafts, Etc. All checks, drafts, or orders for the payment of money, and all notes and other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, or person or persons, as shall from time to time be authorized so to do by resolution of the Board of Directors.


                                    ARTICLE V
                      Shares and Their Transfer: Dividends

     Section 1. Certificates of Stock. Certificates for the shares of the respective classes of capital stock of the corporation shall be numbered in the order of their issue, and shall be signed by the Chief Executive Officer and/or President or the Vice President and by the Secretary or Treasurer, and the seal of the corporation shall be thereunto affixed.

     Section 2. Transfer of Stock. Transfers of the shares of the capital stock of the corporation shall be made on the books of the corporation only by the holder thereof or by his attorney thereunto authorized by a power of attorney duly executed by the stockholder and filed with the Secretary of the corporation, and on surrender of the certificate or certificates for such shares. Every certificate surrendered to the corporation shall be marked "Cancelled", and no new certificate shall be issued in exchange therefor until the old certificate has been surrendered and cancelled. A person in whose name shares of stock stand on the books of the corporation shall be deemed the sole owner thereof as regards the corporation. The Board of Directors may, by resolution, close the share transfer books of the corporation for a period not exceeding ten (10) days before the holding of any annual or special meeting of the shareholders. The Board of Directors may, by resolution, also close the transfer books of the corporation for a period not exceeding ten (10) days before payment of any dividends which may be declared upon the shares of the corporation.

     Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate thereof, and the Board of Directors may in its discretion cause a new certificate or certificates to be issued to him upon the surrender of the mutilated certificates or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, if the Board shall so require, upon the delivery to the corporation of a bond in such form and amount and with such surety or sureties as the Board may require.

     Section 4. Dividends. The Board of Directors shall have the power to authorize dividends to the maximum and fullest extent permitted by Title 10, Chapter 6, Article 4, Section 10-640, et seq. of the Arizona Revised Statues

                                   ARTICLE VI
                                 Indemnification

     Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents to the fullest extent permissible pursuant to Title 10, Chapter 8,
Article 5, Section 10-850, et seq.

                                   ARTICLE VII
                                      Seal

     The corporate seal of the corporation shall be circular in form with the name of the corporation and the state and year of incorporation appearing therein.

                                  ARTICLE VIII
                                   Amendments

     The stockholders or the Board of Directors may amend or change the bylaws of the corporation at any annual, regular or special meeting when the notice or waiver of notice of the meeting contains the amendments or changes proposed.


                                   ARTICLE IX
                                   Committees

     Section 1. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee and one (1) or more other committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. A committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

     (a) authorize distributions;

     (b) approve or submit to shareholders any action that requires the shareholders' approval under this chapter;

     (c) fill vacancies on the board of directors or on any of its committees;

     (d) amend articles of incorporation pursuant to section 10-002;

     (e) adopt, amend or repeal bylaws;

     (f) approval a plan of merger not requiring shareholder approval;

     (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors;

     (h) authorize or approve the issuance, sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or an executive officer of the corporation to do so within limits specifically prescribed by the board of directors;

     (i) fix the compensation of directors for serving on the board or any committee of the board of directors.

     The Board of Directors, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by laws. Section 2. Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article II of these bylaws, Section 4 (place of meetings), Section 6 (regular meetings and notice), Section 7 (special meetings and notice),
Section 8 (waiver of notice of meeting), Section 9 (quorum), and Section 12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                    ARTICLE X
                                  Miscellaneous

     Section 1.

     (a) As used in this Article:

          (i) "acted properly" as to any employee shall mean that such person

               (A)  acted in good faith;

               (B) acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

               (C) with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     The  termination  of  any  proceeding  by  judgment,   order,   settlement,
conviction, or upon a plea of nolo contendere or its equivalent, shall not, itself, create a presumption that the person did not act properly.

          (ii) "covered person" shall mean an Indemnitee (as defined below) or an Employee Indemnitee (as defined below).

          (iii)"Employee Indemnitee" shall mean any non-officer employee of the corporation (but not subsidiaries of the corporation).

          (iv) "expenses"  shall  include  attorneys'  fees and expenses and any
               attorneys'   fees  and  expenses  of   establishing  a  right  to
               indemnification under this Section.

          (v)  "Indemnitee" shall mean any person who is or was:

               (A)  a  director  or  officer  of  the  Corporation   and/or  any
                    subsidiary;

               (B) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the Corporation and/or any subsidiary; or

               (C) serving at the request of the Corporation as a director or officer of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise, (which shall, for the purpose of this Section be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan of trust.

          (vi) "proceeding" shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body.

          (vii)"subsidiary" shall mean a corporation, 50% or more of the shares of which at the time outstanding having voting power for the election of directors are owned directly or indirectly by the Company or by one or more subsidiaries or by the Company and one or more subsidiaries.

               (b) The Corporation shall indemnify any Indemnitee to the fullest extent permitted under law (as the same now or thereafter exists), who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an Indemnitee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her.

               (c) The Corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an employee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if such person acted properly.

               (d) The Company shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an employee against amounts paid in settlement and against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

               (e) Expense incurred in defending a proceeding shall be paid by the Corporation to or on behalf of a covered person in advance of the final disposition of such proceeding if the Corporation shall have received an undertaking by or on behalf of such person to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Section.

               (f) Any indemnification or advance under this Section (unless ordered by a court) shall be made by the Company only as authorized in the specific proceeding upon a determination that indemnification or advancement to a covered person is proper in the circumstances. Such determination shall be made:

                    (i) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not made parties to such proceedings, or

                    (ii) if  such  a  quorum  is not  obtainable,  or,  even  if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                    (iii)in the  absence  of a  determination  made under (i) or
                         (ii), by the stockholders.

               (g) The Corporation shall indemnify or advance funds to any Indemnitee described in Section (a)(v)(C), only after such person shall have sought indemnification or an advance from the corporation, partnership, joint venture, trust or other enterprise in which he or she was serving at the Company's request, shall have failed to receive such indemnification or advance and shall have assigned irrevocably to the Corporation any right to receive indemnification which he or she might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

               (h)  The  indemnification  provided  to a covered  person by this
                    Section:

                    (i) shall not be deemed exclusive of any other rights to which such person may be entitled by law or under any articles of incorporation, bylaw agreement, vote of shareholders or disinterested directors or otherwise;

                    (ii) shall inure to the benefit of the legal representatives of  such  person  or his or her  estate,  whether  such
                         representatives are court appointed or otherwise designated, and to the benefit of the heirs of such person; and

                    (iii)shall be contract  right  between the  Corporation  and each such person who serves in any such capacity at any time while this Section 1 of Article VII is in effect, and any repeal or modification of this Section shall not affect any rights or obligations then existing with respect to any state of facts or any proceedings then existing.

                    (i) The indemnifications and advances provided to a covered person by this Section shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such person taken prior to the effective date of this Section; provided that payment of such claims had not been agreed to or denied by the Corporation at the effective date.

               (j) The Corporation shall have power to purchase and maintain insurance on behalf of any covered person against any liability asserted against him or her and incurred by him or her as a covered person or arising out of his or her status of such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section. The Corporation shall also have power to purchase and maintain insurance to indemnify the Corporation for any obligation which it may incur as a result of the indemnification of covered persons under the provisions of this Section.

               (k) The invalidity or unenforceability of any provision in this Section shall not affect the validity or enforceability of the remaining provisions of this Section.

     Section 2. The Fiscal year of the Corporation shall begin in each year on the first day of January, and end on the thirty-first day of the December following.

     Section 3. The common seal of the Corporation shall be circular in form and shall contain the name of the Company and the words: "CORPORATE SEAL" and "ARIZONA".

     Section 4. These Bylaws may be amended or repealed by the vote of a majority of the Directors present at any meeting at which a quorum is present.





SEAL                Filed this          day of                       , 19
                              --------        ----------------------    ------

                             CERTIFICATION OF BYLAWS

     I, Michael J. Velotta, the duly elected and acting Secretary of Glenbrook Life and Annuity Company, an Arizona corporation, hereby certify that annexed hereto are true, correct, complete and current copies of the duly adopted Bylaws of the Corporation.

     IN WITNESS WHEREOF, I have executed this Certification this ____ day of January, 1999.


                                    ---------------------------------
                                      Michael J. Velotta, Secretary
























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